EXHIBIT 5.1

LAW OFFICES
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
MUSEUM TOWER
150 WEST FLAGLER STREET
MIAMI, FLORIDA 33130

MIAMI (305) 789-3200 • BROWARD (954) 463-5440
FAX (305) 789-3395
WWW.STEARNSWEAVER.COM

MIRIAM ALFONSO	SHARON LEE JOHNSON	ANDREW L. RODMAN	OWEN S. FREED
E. RICHARD ALHADEFF	MARISSA D. KELLEY	KELLY A. RUANE	SENIOR COUNSEL
MARK C. ALHADEFF	MICHAEL I. KEYES	RENE G. SAGEBIEN
LOUISE JACOWITZ ALLEN	ROBERT T. KOFMAN	MIMI L. SALL	GEORGE KOVAC
STUART D. AMES	ANASTASIA I. KOKOTIS	NICOLE S. SAYFIE	OF COUNSEL
ALEXANDER ANGUEIRA	DAVID P. LHOTA	ADAM M. SCHACHTER
LAWRENCE J. BAILIN	CRISTINA M. LOPEZ	RICHARD E. SCHATZ	ELIZABETH A. MARTIALAY
ANA T. BARNETT	PETER D. LOPEZ	DAVID M. SEIFER	OF COUNSEL
CHRISTOPHER L. BARNETT	TERRY M. LOVELL	JOSE G. SEPULVEDA
PATRICK A. BARRY	JOY SPILLIS LUNDEEN	JAY B. SHAPIRO	DAVID M. SMITH
JEFFREY S. BARTEL	GEOFFREY MacDONALD	MARTIN S. SIMKOVIC	LAND USE CONSULTANT
SUSAN FLEMING BENNETT	MONA E. MARKUS	CECILIA DURAN SIMMONS
LISA K. BERG	BRIAN J. McDONOUGH	CURTIS H. SITTERSON	TAMPA OFFICE
RICHARD I. BLINDERMAN	ANDREW D. McNAMEE	MARK D. SOLOV	SUITE 2200
MARK D. BOWEN	FRANCISCO J. MENENDEZ	ANDREW E. STEARNS	SUNTRUST FINANCIAL CENTRE
MATTHEW W. BUTTRICK	ALISON W. MILLER	EUGENE E. STEARNS	401 EAST JACKSON STREET
JENNIFER STEARNS BUTTRICK	HAROLD D. MOOREFIELD, JR.	BRADFORD SWING	TAMPA, FLORIDA 33602
CARLOS J. CANINO	JIMMY L. MORALES	SUSAN J. TOEPFER
JOAN M. CANNY	JOHN N. MURATIDES	ANNETTE TORRES
PETER L. DESIDERIO	JEFFREY A. NORMAN	ROBERT S. TURK	(813) 223-4800
MARK P. DIKEMAN	ROCIO L. OLIVENCIA	DENNIS R. TURNER
DREW M. DILLWORTH	JOHN K. OLSON	JONATHAN C. VAIR
SHARON QUINN DIXON	JENNIFER I. PERTNOY	RONALD L. WEAVER	FORT LAUDERDALE OFFICE
ALAN H. FEIN	DAVID C. POLLACK	ROBERT I. WEISSLER	SUITE 1900
ANGELO M. FILIPPI	INGRID HAMANN PONCE	PATRICIA G. WELLES	200 EAST BROWARD BOULEVARD
ROBERT E. GALLAGHER, JR.	DARRIN J. QUAM	K. TAYLOR WHITE	FORT LAUDERDALE, FLORIDA 33301
CHAVA E. GENET	THOMAS J. QUARLES	ERIC C. WILLIAMS
ERIN S. GOLDSTEIN	JOHN M. RAWICZ	MARTIN B. WOODS
PATRICIA K. GREEN	PATRICIA A. REDMOND		(954) 462-9500
ALICE R. HUNEYCUTT	ELIZABETH G. RICE
RICHARD B. JACKSON	GLENN M. RISSMAN

May 24, 2004

Mr. Richard C. Pfenniger, Jr.
Chief Executive Officer
Continucare Corporation
80 SW 8th Street
Suite 2350
Miami, Florida 33130

Ladies and Gentlemen:

     We have acted as counsel to Continucare Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,333,333 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, all of which are to be sold by certain holders of the Shares (the “Selling Shareholders”) as described in the Registration Statement.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto; (ii) the Stock Purchase Agreements, dated as of April 22, 2004, by and between the Company and each of the Selling Shareholders; (iii) the Articles of Incorporation and Bylaws of the Company, each as amended; and (iv) such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. In our examination of the

Mr. Richard C. Pfenniger, Jr.
May 24, 2004

aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

     Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.

     Based upon the foregoing examination, we are of the opinion that the Shares are duly authorized, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ STEARNS WEAVER MILLER WEISSLER
ALHADEFF & SITTERSON, P.A.